Exhibit 23.3

DMT Consulting Limited International Mining Consultants Pure Offices Lake View Drive, Sherwood Park Nottingham, NG15 0DT United Kingdom UK@dmt-group.com www.dmt-group.com

Our/Your Reference	Contact	Direct Dial	Date
CCW/AC-H/B69C			12th September 2014

CONSENT OF DMT CONSULTING LIMITED (formerly IMC Group Consulting Limited)

We hereby consent to the reference to our firm in the Prospectus contained in the Registration Statement on Form F-1 of Israel Chemicals Ltd. and, subject to our prior review, any amendments thereto.  We hereby further consent to the use of the information contained in our respective Competent Persons Reports, dated 27th April, 2014 and 13th May, 2014, relating to estimates of reserves of Israel Chemicals Ltd. and its subsidiaries in the Registration Statement, and to the reference to us under the heading “Experts.”

DMT Consulting Limited

(formerly IMC Group Consulting Limited)

By:	/s/ Christopher Charles Wells

Name: Christopher Charles Wells

Title: Managing Director

Dated: 12th September, 2014

DMT Consulting Limited Registered Office: Pure Offices Lake View Drive, Sherwood Park Nottingham, NG15 0DT	Tel +44 1623 726166 Fax +44 1623 729359 UK@dmt-group.com www.dmt-group.com	Registered in England Company Number 430855
United Kingdom	Member of DMT Group